UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 22, 2020, CytoSorbents Corporation, a Delaware corporation (the “Company”), announced that it has priced its previously announced underwritten public offering pursuant to which the Company has agreed to issue and sell an aggregate of 5,263,158 shares (the “Firm Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $9.50 per share, for aggregate gross proceeds of approximately $50.0 million, before deducting underwriting discounts and commissions and fees and expenses payable by the Company in connection with the offering (the “Offering”). Pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among the Company and Cowen and Company LLC and SVB Leerink LLC, acting as Representatives of the several underwriters named therein (the “Underwriters”), the Company granted to the Underwriters a 30-day option to purchase up to an additional 789,473 shares of Common Stock (the “Option Shares”) sold in the offering. The closing for the Firm Shares is expected to take place on or about July 24, 2020, subject to the satisfaction of customary closing conditions. The Firm Shares and the Option Shares offered by the Company in this transaction were registered under the Company’s existing shelf registration statement on Form S-3 (File No. 333-226372), which was previously filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2018, amended on August 3, 2018, and declared effective by the SEC on August 7, 2018. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

A copy of the form of Underwriting Agreement, dated July 21, 2020 is filed herewith as Exhibit 1.1 and incorporated herein by reference. A copy of the related press release of the Company dated July 22, 2020 announcing the pricing of the Offering is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documents related thereto is qualified in its entirety by reference to such exhibits.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, by and among the Company and the Underwriters, dated as of July 21, 2020
99.1	Press Release of the Company, dated July 22, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 22, 2020	CytoSorbents Corporation

	By:	/s/ Dr. Phillip P. Chan
		Name:	Dr. Phillip P. Chan
		Title:	Chief Executive Officer